                                                        Exhibit 4.4


[THE FOLLOWING FORM WAS USED IN CONNECTION WITH TEN CROSS-COLLATERALIZED LOANS SECURED BY DIFFERENT REAL ESTATE ASSETS, WHICH TOTALLED APPROXIMATELY $87.6 MILLION AND INVOLVED THE SAME PARTIES]


                                              TIAA Appl. #VR-00002
                                              Mortgage #000459700

                            FORM OF PROMISSORY NOTE
                            -----------------------

$_____________                                New York, New York
                                              Dated:  February 12, 1999

          FOR VALUE RECEIVED, CABOT INDUSTRIAL PROPERTIES, L.P. ("Borrower"), a
                                                                  --------
Delaware limited partnership having its principal place of business at Two Center Plaza, Suite 200, Boston, Massachusetts 02108, promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Lender"), a New York
                                                        ------
corporation, or order, at Lender's offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of ____________________________________________________________
___________________________ AND NO/100 --------------------------------------
----------------DOLLARS ($_____________) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the "Principal"), in lawful money of the United States of America, with interest on
------------
the Principal from the date of this Promissory Note (this "Note") through and
                                                           ----
including March 1, 2009 (the "Maturity Date") at the fixed rate of seven and
                              -------------
25/100ths percent (7.25%) per annum (the "Fixed Interest Rate").
                                          -------------------

          The Loan (defined below) is secured by, among other things, one or more Deeds of Trust (or Mortgages, as the case may be), Assignment of Leases and Rents and Security Agreements (together with all amendments, modifications, restatements and replacements thereof, each a "Mortgage", collectively the
                                               --------
"Mortgages"), each dated as of the date of this Note (the "Closing Date"), each
----------                                                 ------------
executed and delivered by Borrower. Each Mortgage encumbers certain real property improved with one or more industrial buildings (each a "Property",
                                                                 --------
collectively the "Properties") as identified on Exhibit B hereto as such Exhibit
                  ----------                    ---------                -------
B may from time to time be amended in writing.  This Note, together with nine
-
(9) other promissory notes made by Borrower (each such promissory note, other than this Note, being referred to as an "Other Note" and collectively as the
                                         ----------
"Other Notes"), collectively evidence a loan (the "Loan") in the maximum
------------                                       ----
principal amount of $98,600,000 (the "Loan Amount") made by Lender to Borrower.
                                      -----------
This Note is secured by the Mortgage or Mortgages made by Borrower on certain Properties located in the State of _________, and each of the Other Notes is secured by one or more Mortgages on Properties made by the Borrower on certain other Properties located in other states, all as specified on Exhibit A, as such
                                                              ---------
Exhibit A may from time to time be amended in writing.  All capitalized terms
---------
not expressly defined in this Note have the definitions set forth in the Mortgages.

     Section 1.  INTENTIONALLY OMITTED
     ---------   ---------------------

     Section 2.  Payments of Principal and Fixed Interest.
     ---------   ----------------------------------------

     (a)  Borrower will make monthly installment payments ("Debt Service
                                                            ------------
Payments") as follows:
--------

     (i) On March 1, 1999, a payment of accrued interest on the Principal at the Fixed Interest Rate; and

     (ii) On April 1, 1999 (the "Amortization Commencement Date"), and on the
                                 ------------------------------
     first day of each succeeding calendar month through and including the first day of the calendar month immediately preceding the Maturity Date, equal monthly payments of accrued interest and principal in the amount of $___________________ (the "Amortizing Payment"). Each Amortizing Payment
                                ------------------
     will be applied first to interest on the Principal at the Fixed Interest Rate and then to the Principal.

     (b) On the Maturity Date, Borrower will pay the Principal in full, together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

     Section 3.  Prepayment Provisions.
     ---------   ---------------------

     (a) The following definitions apply:

"Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as
 -------------
published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

"Default Discount Rate" means the Discount Rate less 300 basis points.
 ---------------------

"Discounted Value" means the Discounted Value of a Note Payment based on the
 ----------------
following formula:

    NP
-----------
(1 + R/12)"   =   Discounted Value

     NP       =   Amount of Note Payment

     R        =   Discount Rate or Default Discount Rate as the case may be.

     n        =   The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

"Note Payments" means (i) the scheduled Debt Service Payments for the period
 -------------
from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

"Prepayment Date Principal" means the Principal on the date of prepayment.
 -------------------------

     (b) (i) Except as permitted or required by Section 12.4 of any Mortgage,
                                                ------------
     this Note may not be prepaid in full or in part before the first day of March 2004.

     (ii) Provided there is no Event of Default and only as permitted by Section
     12.4 of the Mortgages, Borrower shall be permitted to make partial prepayments of the Principal under this Note and the Other Notes (each, a

     "Permitted Partial Prepayment").  Each Permitted Partial Prepayment shall
     -----------------------------
     be for the amount permitted or required by Section 12.4 of any Mortgage.
                                                ------------
     Each Permitted Partial Prepayment shall include a Prepayment Premium calculated in accordance with Section 3(b)(iii) below based upon (i) the
                                   -----------------
     net amount of such Permitted Partial Prepayment (instead of the Prepayment Date Principal) and (ii) the amount of the Note Payments corresponding to the net amount of the Permitted Partial Prepayment. The provisions of

     Section 3(c) below shall not apply to such Permitted Partial Prepayment.
     ------------
     The allocation of any such Permitted Partial Prepayments shall be made to this Note and to any Other Note that is secured by a Property affected by the Substitution giving rise to such Permitted Partial Prepayment, in accordance with the provisions of Section 12.4 of the Mortgages. Nothing to the contrary in any Loan Document withstanding, a Prepayment Premium shall be paid only on the amount of the net cash amount of Permitted Partial Prepayments with respect to the Loan for any given Substitution, without regard to the amount of any Allocated Loan Value.

     (iii)  From the first day of March 2004 (the "Prepayment Permissibility
                                                   -------------------------
     Date"), through the day that is 90 days prior to the Maturity Date,
     ----
     Borrower may prepay this Note in full, but not in part (except as provided in Section 3(b)(ii) above), on the first day of any calendar month, upon 90 days prior written notice to Lender and upon payment in full of the Debt which will include a payment (the "Prepayment Premium") equal to the
                                        ------------------
     greater of (1) an amount equal to the product of one percent (1%) times the Prepayment Date Principal and (2) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal.

     (iv) Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term.

     (v) Nothing to the contrary in any Loan Document withstanding, no Prepayment Premium or Evasion Premium shall be applicable to application of any Proceeds to the Principal Amount of this Note.

Except as set forth above in Section 3(b)(ii) of this Note, this Note may not be
                             ----------------
prepaid at any time without simultaneous prepayment in full of each of the Other Notes.

     (c) After an Acceleration or upon any other prepayment not permitted or required by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any decree of foreclosure, any statement of the amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include, to the extent permitted by Law, a payment (the "Evasion Premium")
                                                              ---------------
equal to the greater of (i) an amount equal to the product of 4% times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

     (d)  Borrower acknowledges that:

     (i) a prepayment will cause damage to Lender;

     (ii) the Prepayment Premium and Evasion Premium are intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

     (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

     (iv) the Prepayment Premium and Evasion Premium represent Lender and Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

     Section 4.  Events of Default:
     ---------   ------------------

     (a) It is an "Event of Default" under this Note:
                   ----------------

     (i) if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days; or

     (ii) if an Event of Default occurs under any Other Note or other Loan Document.

     (b) If an Event of Default occurs, Lender may declare the Debt immediately due and payable ("Acceleration") and exercise any of the other Remedies.
                  ------------

     Section 5.  Default Rate.  Interest on the Principal will accrue at the
     ---------   ------------
Default Interest Rate from the date an Event of Default occurs.

     Section 6 .  Late Charges.
     ---------    ------------

     (a) If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the Loan

Documents on or before the Maturity Date (subject to the provisions of Section 3 above), Borrower agrees to pay to Lender an amount (a "Late Charge") equal to
                                                       ------------
five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

     (b)  Borrower acknowledges that:

     (i) a delinquent payment will cause damage to Lender;

     (ii) the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

     (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by the delinquency; and

     (iv) the Late Charge represents Lender and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty.

     Section 7.  Limitation of Liability.  Borrower's liability under this Note
     ---------   -----------------------
is subject to the limitations on liability set forth in the Article of the Mortgage entitled "Limitation of Liability", which is hereby incorporated by
                   -----------------------
reference.

     Section 8.  WAIVERS.   IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE
     ---------   -------
OF THE MORTGAGE ENTITLED "WAIVERS", BORROWER WAIVES PRESENTMENT FOR PAYMENT,
                          -------
DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

     Section 9.  Commercial Loan.  The Loan is made for the purpose of carrying
     ---------   ---------------
on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

     Section 10.  Usury Limitations.  Borrower and Lender intend to comply with
     ----------   -----------------
all Laws with respect to the charging and receiving of interest. Any amounts charged or received by

Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

     Section 11.  Applicable Law.  This Note is governed by and will be
     ----------   --------------
construed in accordance with the Laws of the State of New York.

     Section 12.  Time of the Essence.  Time is of the essence with respect to
     ----------   -------------------
the payment and performance of the Obligations.

     Section 13.  Cross-Default.  An Event of Default under any of the Other
     ----------   -------------
Notes or an Event of Default (as defined in the respective document) under any Loan Document constitutes an Event of Default under this Note and under all other Loan Documents.

     Section 14.  Construction.  Unless expressly provided otherwise in this
     ----------   ------------
Note, this Note will be construed in accordance with the Exhibit attached to the Mortgage entitled "Rules of Construction".
                   ---------------------

     Section 15.  Mortgage Provisions Incorporated.   To the extent not
     ----------   --------------------------------
otherwise set forth in this Note, the provisions of the Articles of the Mortgage entitled "Expenses and Duty to Defend", "Waivers", "Notices", and
          ---------------------------    -------    -------
"Miscellaneous" are applicable to this Note and deemed incorporated by reference
 -------------
as if set forth at length in this Note.

     Section 16.  Successors and Assigns.   This Note binds Borrower and
     ----------   ----------------------
successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

     Section 17.  Absolute Obligation.  Except for the Section of this Note
     ----------   -------------------
entitled "Limitation of Liability", no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.


                              CABOT INDUSTRIAL PROPERTIES, L.P.,
                              a Delaware limited partnership


                              By:  CABOT INDUSTRIAL TRUST, a
                                   Maryland Real Estate Investment Trust, its
                                   general partner

                                   By:
                                      ---------------------------------------
                                   Name:
                                      ---------------------------------------
                                   Title:
                                      ---------------------------------------

                                   Exhibit A



Property Name            Property Location/Address         Purchase Price/Value     Allocated Loan
                                                                                         Amount
---------------------------------------------------------------------------------------------------
1.                 1120 & 1150 West Alameda Drive
                   Tempe, AZ  85282
---------------------------------------------------------------------------------------------------
2.                 1000 South Priest Drive
                   Tempe, AZ  85282
---------------------------------------------------------------------------------------------------
3.                 10397 West Van Buren Avenue
                   Tolleson, AZ  85353
---------------------------------------------------------------------------------------------------
4.                 44th Avenue & Roosevelt
                   Phoenix, AZ 85009
---------------------------------------------------------------------------------------------------
5.                 9210 San Fernando Road
                   Sun Valley, CA  91352
---------------------------------------------------------------------------------------------------
6.                 Intentionally Deleted
---------------------------------------------------------------------------------------------------
7.a.               7510 Airway Road
                   Otay Mesa, CA  92173
---------------------------------------------------------------------------------------------------
7.b.               7520 Airway Road
                   Otay Mesa, CA  92173
---------------------------------------------------------------------------------------------------
8.                 14489 Industrial Circle
                   La Mirada, CA  90638
---------------------------------------------------------------------------------------------------
9.                 4190 East Santa Ana Drive
                   Ontario, CA  91761
---------------------------------------------------------------------------------------------------
10.                12000 Jersey Court
                   Rancho Cucamonga, CA  91730
---------------------------------------------------------------------------------------------------
11.                13602 12th Street
                   Chino, CA  91710
---------------------------------------------------------------------------------------------------
12.                350 West Rincon Street
                   Corona, CA  91720
---------------------------------------------------------------------------------------------------
13.                7500 Exchange Place
                   Orlando, FA  32619
--------------------------------------------------------------------------------------------------
14.                3765 Atlanta Industrial Drive
                   Atlanta, GA  30066
---------------------------------------------------------------------------------------------------
15.a.              300 Town Park Drive Bldg. 1
                   Atlanta, GA  30144
---------------------------------------------------------------------------------------------------

Property Name            Property Location/Address         Purchase Price/Value     Allocated Loan
                                                                                         Amount
---------------------------------------------------------------------------------------------------
15.b.              300 Town Park Drive Bldg. 2
                   Atlanta, GA  30144
---------------------------------------------------------------------------------------------------
16.a.              1221 Bus. Center Drive
                   Mount Prospect, IL  60056
---------------------------------------------------------------------------------------------------
16.b.              1600 Feehanville Drive
                   Mount Prospect, IL  60056
---------------------------------------------------------------------------------------------------
17.                1140 Tower Lane
                   Bensenville, IL  60106
---------------------------------------------------------------------------------------------------
18.                1825 Airport Exchange Drive
                   Erlanger, KY  41042
---------------------------------------------------------------------------------------------------
19.a.              2205 Woodale Drive
                   Mounds View, MN  55113
---------------------------------------------------------------------------------------------------
19.b.              2222-2298 Woodale Drive
                   Mounds View, MN  55113
---------------------------------------------------------------------------------------------------
19.c.              2270 Woodale Drive
                   Mounds View, MN  55113
---------------------------------------------------------------------------------------------------
19.d.              2240 Woodale Drive
                   Mounds View, MN   55113
---------------------------------------------------------------------------------------------------
20.                100 New England Avenue
                   Piscataway, NJ   08854
---------------------------------------------------------------------------------------------------
21.a.              5375 Kingsley Drive
                   Cincinnati, OH   45227
---------------------------------------------------------------------------------------------------
21.b.              5379 Kingsley Drive
                   Cincinnati, OH   45227
---------------------------------------------------------------------------------------------------
22.a.              1800 10th Street
                   Plano, TX   75074
---------------------------------------------------------------------------------------------------
22.b.              1808 10th Street
                   Plano, TX   75074
---------------------------------------------------------------------------------------------------
23.                18100 Kovacs Land , Huntington
                   Beach, CA
---------------------------------------------------------------------------------------------------

                                  Page 2 of 2

                                      -9-